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                                                                    EXHIBIT 10.8

                             DUKE ENERGY CORPORATION
                           EXECUTIVE CASH BALANCE PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999


                                    SECTION 1
                                 PURPOSE OF PLAN

          The purpose of the Duke Energy Corporation Executive Cash Balance Plan (the "Plan") is to provide additional retirement benefits for a select group of management or highly compensated employees. The Plan was effective as of January 1, 1997, and has been amended from time to time and is amended and restated herein as of January 1, 1999. Effective January 1, 1999, the Plan replaces the PanEnergy Corp Key Executive Retirement Benefit Equalization Plan and all benefits provided thereunder shall be provided in accordance with the terms set forth herein. The Plan is intended to be a non-qualified, unfunded plan of deferred compensation for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and shall be so interpreted and administered.


                                    SECTION 2
                                   DEFINITIONS

          Wherever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context:

          2.1 "Beneficiary" means the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

          2.2 "Board of Directors" means the Board of Directors of Duke Energy Corporation.

          2.3 "Change in Control" shall be deemed to have occurred upon;

               (i) an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of common stock of Duke Energy Corporation or (B) the combined voting power of the then outstanding voting securities of Duke Energy Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from Duke Energy Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Duke Energy Corporation,
          (2) any acquisition by Duke Energy Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Duke Energy Corporation or its affiliated companies;

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               (ii) during any period of two (2) consecutive years (not
          including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors (and any new directors whose election by the Board of Directors or nomination for election by the Duke Energy Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

               (iii) the approval by the shareholders of Duke Energy Corporation of a merger, consolidation, reorganization or similar corporate transaction, whether or not Duke Energy Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of Duke Energy Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Duke Energy Corporation (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

               (iv) the approval by the shareholders of Duke Energy Corporation of (A) the sale or other disposition of all or substantially all of the assets of Duke Energy Corporation or (B) a complete liquidation or dissolution of Duke Energy Corporation, or

               (v) adoption by the Board of Directors of a resolution to the effect that any Person has acquired effective control of the business and affairs of Duke Energy Corporation.

     2.4 "Company" means Duke Energy Corporation and its affiliated companies.

     2.5 "Compensation" means "Compensation" as defined in the Retirement Cash Balance Plan but without regard to the limitations of Code Section 401(a)(17) and including Employee deferrals under the Duke Energy Corporation Executive Savings Plan.

     2.6 "Compensation Committee" means the Compensation Committee of the Board of Directors.

     2.7 "Employee" means a person employed by the Company.

     2.8 "Equalization Plan" means the PanEnergy Corp Key Executive Retirement Benefit Equalization Plan as it existed on December 31, 1998.

     2.9 "Executive Benefits Committee" means the Executive Benefits Committee of Duke Energy Corporation, as appointed by the Management Committee from time to time.

     2.10 "Interest Credit" means the amount determined by multiplying the balance of a Cash Balance Account by the Interest Factor for a month.


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     2.11 "Interest Factor" means the interest rate determined by the formula
(1 + i)(I/12) - 1, where "i" equals the yield on 30-year Treasury Bonds as published in the Federal Reserve Statistical Release H.15 for the end of the third full business week of the month prior to the beginning of the calendar quarter for which the monthly accrual is being applied, but not more than an annual percentage rate of nine percent (9%) and not less than an annual percentage rate of four percent (4%).

     2.12 "Make Whole Benefit" means the benefit provided pursuant to section
4.2 of the Plan.

     2.13 "Management Committee" means the Management Committee of the Board of Directors.

     2.14 "Participant" means an Employee who is entitled to receive benefits from the Plan.

     2.15 "Pay Credit" means a credit that is added to a Participant's Make Whole Account pursuant to Section 4.2.

     2.16 "Retirement Cash Balance Plan" means the Duke Energy Retirement Cash Balance Plan as in effect from time to time.

     2.17 "Supplemental Credit" means a credit that is added to a Participant's Supplemental Account pursuant to Section 4.3.

     2.18 "Supplemental Benefit" means the benefit provided under section 4.3 of the Plan.

     2.19 "Supplemental Security Plan" means the Duke Power Company Supplemental Security Plan as it existed on December 31, 1996.

     2.20 "Supplemental Retirement Plan" means the Supplemental Retirement Plan for Employees of Duke Power Company as it existed on December 31, 1996.


                                    SECTION 3
                                   ELIGIBILITY

     3.1 All Employees who are members of the Management Committee shall be automatically eligible to participate in this Plan. Any other Employee designated by the Management Committee (or its delegatee) shall be eligible to participate in the Plan and shall remain eligible as long as he continues to be an Employee or until designated ineligible by the Management Committee (or its delegatee). Notwithstanding the foregoing, an Employee who is not a member of a "select group of management or highly compensated employees" within the meaning of ERISA, may not participate in the Plan. Participants shall not receive any benefits under the terms of the Supplemental Retirement Plan, the Supplemental Security Plan or the Equalization Plan.


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     3.2 Former Employees, (i) whose Company employment terminated before
January 1, 1997, and who had accrued benefits under the Supplemental Retirement Plan or Supplemental Security Plan, or (ii) whose Company employment terminated before January 1, 1999, and who had accrued benefits under the Equalization Plan, will receive payment, or will continue to receive payment, of such benefits under the terms of such plans. Such former Employees will not participate in this Plan.


                                    SECTION 4
                                    BENEFITS

     4.1 The Plan provides a Make-Whole Benefit and may provide a Supplemental Benefit. Each Participant shall have a Make-Whole Account, which is a bookkeeping account established under this Plan and shall be eligible for a Make-Whole Benefit. The Management Committee (or its delegatee) or, if a Participant is a member of the Management Committee, the Compensation Committee, will determine whether a Participant is to be eligible for a Supplemental Benefit; in either case a Supplemental Account, which is a bookkeeping account shall be established.

     4.2 Under the Make-Whole Benefit, for any month that a Participant is eligible to participate in this Plan, the Participant's Make-Whole Account shall receive a Pay Credit equal to the excess, if any, of (a) the pay credit that would have been provided under the Retirement Cash Balance Plan for the month if the Retirement Cash Balance Plan used the definition of Compensation set forth herein and, to the extent determined by the Management Committee (or its delegatee) from time to time, other types of excluded pay were treated as eligible compensation under such Plan; over (b) the pay credit for the month that is actually made to the Participant's account under the Retirement Cash Balance Plan. A Participant, while "Disabled" as defined in the Retirement Cash Balance Plan and continuing to receive pay credits to the Participant's account under the Retirement Cash Balance Plan, shall continue to receive Pay Credits to the Participant's Make-Whole Account determined on the same basis as his continued pay credits under the Retirement Cash Balance Plan, and based upon his eligible Compensation immediately prior to disability.

     In addition, the Make Whole Benefit provides a Pay Credit to the Participant's Make-Whole Account equal to any reduction in a benefit under the Retirement Cash Balance Plan resulting from the limitations imposed by section 415 of the Code. Where an opening account balance under the Retirement Cash Balance Plan has been established for a Participant, the Management Committee (or its delegatee) or, if the Participant is a member of the Management Committee, the Compensation Committee, in its sole discretion, may establish an opening balance for the Participant's Make-Whole Account that is designed to provide a transition benefit comparable to the benefit provided through the Retirement Cash Balance Plan opening account balance, but without regard to the limitations imposed by Sections 401(a)(17) or 415 of the Code. If the value of the benefit which a vested Participant had accrued under the Supplemental


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Retirement Plan as of December 31, 1996, is greater than the value of the
Participant's Make-Whole Account on the date the Participant retires, such higher value shall apply.

     4.3 A Participant's Supplemental Account shall receive such Supplemental Credits, in such amounts and at such times, as the Management Committee (or its delegatee) or, if the Participant is a member of the Management Committee, as the Compensation Committee, in its sole discretion, may determine. Supplemental Credits may include, but are not limited to, an opening account balance or a one-time credit in recognition of the December 31, 1998, discontinuance of supplemental pay credits.

     4.4 An Interest Credit will be added to a Participant's Make-Whole Account and to a Participant's Supplemental Account as of the end of each calendar month ending prior to the month in which the respective account is fully distributed or forfeited. The amount of the Interest Credit for a month will equal the balance of the respective account as of the end of the prior month (after adding any Pay Credit, Supplemental Credit and Interest Credit for the prior month and subtracting any payment or forfeiture for the prior month) multiplied by the Interest Factor for the month. Notwithstanding the foregoing, Interest Credits to the Supplemental Account of a Participant whose employment with the Company terminates before attaining the earliest retirement age under the Retirement Cash Balance Plan will be suspended beginning with the month during which employment terminates and will not resume until the month following the month during which payment of the Supplemental Benefit commences.


                                   SECTION 5
                                    VESTING

     Unless the Management Committee (or its delegatee), or the Compensation Committee, provides otherwise for a particular Participant at the time the Participant initially becomes eligible to participate in the Plan or at the time of an award of a particular Supplemental Credit (and any Interest Credits thereto), a Participant will become fully vested in the Participant's
Make-Whole Account and the Participant's Supplemental Account, if any, (i) when the Participant becomes vested under the Retirement Cash Balance Plan, or (ii) the Participant's employment with the Company terminates on account of the Participant's death or the Participant having become "Disabled", as defined in the Retirement Cash Balance Plan. If a Participant's employment with the Company terminates and the Participant is not fully vested, the unvested portion of the Participant's Make-Whole Account and of the Participant's Supplemental Account, if any, shall be immediately forfeited and no benefit under the Plan shall be paid with respect thereto.

     Notwithstanding the foregoing, any one-time Supplemental Credit to a Participant's Supplemental Account that is made in recognition of the December 31, 1998 discontinuance of supplemental pay credit, and any Interest Credits thereon, shall not vest, and shall be forfeited if the Participant's employment with the Company terminates before January 1, 2004, unless such employment termination is on account of the Participant's retirement under the Retirement Cash Balance Plan, death, or the Participant having become "Disabled," as defined in the Retirement Cash Balance Plan, or unless such employment termination is by the Company other than for

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"cause". The Company shall have "cause" to terminate the Participant's employment upon (a) the willful and continued failure by the Participant to substantially perform his employment duties (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company, specifically identifying the manner in which the Company believes the Participant has not substantially performed his duties, or (b) the willful engaging by the Participant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this section, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     In the event of a Change in Control, all Participant Accounts shall become fully and immediately vested and non-forfeitable and shall thereafter be maintained and paid in accordance with the terms of this Plan.


                                    SECTION 6
                               PAYMENT OF BENEFITS

     6.1 A Participant whose Company employment terminates prior to the Participant's earliest retirement age under the Retirement Cash Balance Plan will receive, or will begin to receive, payment of his vested Make-Whole Account and his vested Supplemental Account, if any, as soon as administratively feasible following the month in which the Participant attains age 55. A Participant whose Company employment terminates after the Participant's earliest retirement age under the Retirement Cash Balance Plan will receive, or will begin to receive, payment of his vested Make-Whole Account and his vested Supplemental Account, if any, as soon as administratively feasible following the month in which the Participant's employment terminates. However, a Participant, while "Disabled," (as defined in the Retirement Cash Balance Plan) and continuing to receive pay credits to the Participant's account under the Retirement Cash Balance Plan, shall not receive payment of benefits during the period the Participant receives such pay credits, any other Participant whose Company employment terminates and whose Make-Whole Account and Supplemental Account, if any, have a combined balance, as of the last day of the month during which employment terminated, of less than $25,000 will receive payment of his vested Make-Whole Account and his vested Supplemental Account, if any, in a single sum, as soon as administratively feasible following the month in which the Participant's employment terminates under this Plan.

     6.2(a) A Participant who is eligible to participate in the Plan on January 1, 1999, must elect his form of benefit payment prior to that date by completing such form as the Executive Benefits Committee shall require and filing the completed form with the Executive Benefits Committee. Benefit payment elections made prior to January 1, 1999 in a form other than a single sum under the Equalization Plan, or any election of a single life annuity or joint and survivor annuity distribution under any other plan, shall be automatically converted to the monthly payments for fifteen years option. Participants who are first designated as eligible on or after January 1, 1999 must elect a form of benefit payment within 30 days after being designated

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eligible to participate in the Plan by completing such form as the Executive
Benefits Committee shall require and filing the completed form with the Executive Benefits Committee. A Participant may change his or her of benefit payment election at any time, and from time to time, by completing such form as the Executive Benefits Committee provides and filing the completed form with the Executive Benefits Committee. A Participant may not make more than one such change in any 12-month period and no such change shall become effective unless and until the Participant has continued in employment with the Company for at least one year from the date on which the completed change form was filed with the Executive Benefits Committee.

     6.2(b) The forms of benefit payment available under the Plan are:

            (1)  single sum payment;
            (2)  monthly payments for three years;
            (3)  monthly payments for ten years;
            (4)  monthly payments for fifteen years.

At such time as benefits under the Plan become payable with respect to a Participant, such benefits shall be paid in accordance with the benefit payment form then in effect unless otherwise expressly provided by the Plan.

     6.2(c) Under the monthly payment for three, ten or fifteen years form, the amount of payment for a particular month shall be calculated as follows:

                 Monthly amount = V
                                  -
                                  N


                where

                N represents the number of months remaining in the payment term and

                V represents sum of the balance of the Participant's Make-Whole Account and the balance of the Participant's Supplemental Account, if any, determined as of the end of the prior month after adding any Pay Credits, supplemental credits and Interest Credits for the prior month and subtracting any payment or forfeiture for the prior month.

     6.3 Any benefit payment due under the Plan shall be paid in cash.

     6.4 Upon written request by a Participant, the Executive Benefits Committee may distribute to a Participant who is receiving a monthly payment form of distribution, such amount of the remaining balance of the Participant's vested Cash Balance Account and vested Supplemental Account, if any, which the Executive Benefits Committee determines is necessary to provide for a financial hardship suffered by the Participant. For this purpose, "financial hardship" shall mean a severe financial hardship as determined under federal income tax law, regulations and rulings which are applicable to non-qualified deferred compensation plans. Notwithstanding the foregoing, if any member of the Executive Benefits Committee requests a hardship distribution,

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then such Executive Benefits Committee member shall take no part in the discussion or decision concerning whether such member has suffered a financial hardship, or the amount to be distributed in relief thereof.


                                    SECTION 7
                                 DEATH BENEFITS

     7.1 Upon a Participant's death, any remaining balance of a Participant's vested Make-Whole Account and vested Supplemental Account shall be paid to the Participant's beneficiary as a death benefit. The Executive Benefits Committee will provide each Participant with a form to be completed and filed with the Executive Benefits Committee whereby the Participant may designate a beneficiary.

     7.2 If the Participant does not designate a beneficiary, or if the beneficiary who is designated should predecease the Participant, the death benefit for a deceased Participant shall be paid to the estate of the Participant, as the Participant's beneficiary, in a single cash payment.

     7.3 If a Participant should die while still employed by the Company or otherwise before payment of any Plan benefits has commenced, payments of any death benefit shall be made to the Participant's beneficiary in the same benefit payment form elected by the Participant under Section 6.2, unless the beneficiary is the estate and in that case, a single cash payment shall be made. Notwithstanding the foregoing, if the death benefit is less than $25,000, the death benefit shall be paid to the Participant's beneficiary in a single cash payment.

     7.4 If a Participant should die after payment of Plan benefits has commenced, payment of any death benefit will be made to the Participant beneficiary as a continuation of the benefit payment form that had been in effect for the Participant, unless the beneficiary is the estate and in that case, a single cash payment shall be made.

     7.5 If an Employee who was an active participant in the Supplemental Security Plan on December 31, 1996, should die while still employed by the Company, the portion of the death benefit attributable to the Employee's Supplemental Account shall not be less than the amount determined by multiplying two point five (2.5) times the annualized base rate of pay of the Employee on the date of death.


                                    SECTION 8
                            AMENDMENT AND TERMINATION

     The Compensation Committee retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. The Compensation Committee may delegate the right to amend the Plan, subject to any limitations it may impose, to an officer of the Company. No such action shall adversely affect a Participant's right to receive amounts then credited to a Participant's account with respect to events occurring prior to the date of such amendment.

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     In the event of a Change in Control, the Plan shall become irrevocable and may not be amended or terminated without the written consent of each Plan Participant who may be affected in any way by such amendment or termination either at the time of such action or at any time thereafter. This restriction in the event of a Change in Control shall be determined by reference to the date any amendment or resolution terminating the Plan is actually signed by an authorized party rather than the date such action purports to be effective.


                                    SECTION 9
                                 ADMINISTRATION

     9.1 The Company intends for the Plan to be an unfunded "top-hat" plan for a select group of management or highly compensated employees which is exempt from substantially all of the requirements of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Company is the Plan sponsor under section 3(16)(B) of ERISA.

     9.2 The Executive Benefits Committee shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this Plan document. The Executive Benefits Committee may designate other persons to carry out fiduciary responsibilities under the Plan.

     9.3 The Executive Benefits Committee is the administrator of the Plan within the meaning section 3(16)(A) of ERISA. As administrator, the Executive Benefits Committee has the authority (without limitation as to other authority) to delegate its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out the Plan. The Executive Benefits Committee has the discretion (i) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (ii) to determine questions of eligibility to participate in the Plan and
(iii) to make factual determinations in connection with any of the foregoing. A decision of the Executive Benefits Committee with respect to any matter pertaining to the Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Executive Benefits Committee member shall participate in any decision of the Executive Benefits Committee that would directly and specifically affect the timing or amount of his benefits under the Plan, except to the extent that such decision applies to all Participants under the Plan.


                                   SECTION 10
                                CLAIMS PROCEDURE

     10.1 A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request or application for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim.


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     10.2 A claim for benefits will be considered as having been made when submitted in writing by the claimant (or by such claimant's authorized representative) to the Executive Benefits Committee. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Executive Benefits Committee.

     10.3 The Executive Benefits Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

     10.4 The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

          (1)  The specific reason(s) for the denial.
          (2) Specific reference to pertinent Plan provisions on which the denial is based.
          (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
          (4) Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

     10.5 If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Executive Benefits Committee requesting that the claim be reviewed. The Executive Benefits Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Executive Benefits Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Executive Benefits Committee.

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     10.6 The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

          (1)  Review pertinent documents.
          (2)  Submit issues and comments in writing.

     10.7 The decision of the Executive Benefits Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Executive Benefits Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Executive Benefits Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (for example, if the Executive Benefits Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

     10.8 The Executive Benefits Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

     10.9 The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

     10.10 A person must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

     10.11 The Executive Benefits Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the


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rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.


                                   SECTION 11
                         NATURE OF COMPANY'S OBLIGATION

     11.1 The Company's obligation to the Participant under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company. The Company shall not be obligated under any circumstances to set aside or hold assets to fund its financial obligations under this Plan.

     11.2 Notwithstanding the foregoing, the Company may, in its sole discretion establish such accounts, trusts, insurance policies or arrangements, or any other mechanisms it deems necessary or appropriate to account for or fund its obligations under the Plan. Any assets which the Company may set aside, acquire or hold to help cover its financial liabilities under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any asset shall remain a general, unpledged, and unrestricted asset of the Company.

     11.3 The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as it may be amended from time to time.


                                   SECTION 12
                               GENERAL PROVISIONS

     12.1 Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company or affect the right of the Company to terminate any Participant's employment with or without cause.

     12.2 No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge these benefits shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then the right or benefit, in the discretion of the Executive Benefits Committee, shall cease. In these circumstances, the Executive Benefits Committee may hold or apply the benefit payment or payments, or any part of it, for the benefit of the Participant or his Beneficiary, the Participant's spouse, children, or other dependents, or any of them, in any manner and in any portion that the Executive Benefits Committee may deem proper.

     12.3 Any amount required to be withheld under applicable Federal, state and local tax laws (including any amounts required to be withheld under Section 3121(v) of the Code) will be withheld in such manner as the Executive Benefits Committee will determine and any payment under the Plan will be reduced by the amount so withheld, as well as by any other lawful withholding.

     12.4 This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.

     This Plan document has been executed on behalf of the Corporation this 4th day of January, 1999.



                                   DUKE ENERGY CORPORATION


                                   By:  /s/ CHRISTOPHER C. ROLFE
                                        --------------------------------------
                                   Its: Vice President
                                        --------------------------------------
                                        Corporate Human Resources

                             DUKE ENERGY CORPORATION
                           EXECUTIVE CASH BALANCE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)

                                   AMENDMENT 1


     Pursuant to Section 8 of the Duke Energy Corporation Executive Cash Balance Plan, as amended ("Plan"), Duke Energy Corporation ("Corporation") hereby amends
Section 4.3 of the Plan, effective January 1, 1999, by adding a sentence to the end thereof that reads as follows:


            Notwithstanding Sections 4.3 and 4.4 to the contrary, the Minimum Benefit feature of Section 4.3(e) of the Plan, as in effect prior to January 1, 1999, is preserved herein and incorporated by reference.

     IN WITNESS WHEREOF, this amendment to the Plan is executed on behalf of the Corporation this 26th day of August, 1999.



                              DUKE ENERGY CORPORATION

                         By:  /s/ CHRISTOPHER C. ROLFE
                              -------------------------------------------------

                         Its: Vice President
                              -------------------------------------------------
                              Corporate Human Resources